QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.11

[LOGO]
West Liberty Foods

P.O. Box 318, 207 W. 2nd St., West Liberty, IA 52776 Phone (319) 627-6103 • Fax (319) 627-6133

MUTUAL CONTRACT REGARDING SALE OF GOODS

1.
Deja Foods will purchase all of West Liberty Foods ("WLF") #2 sliced and ends & pieces meats and cheeses and WLF will sell all their #2 sliced and ends & pieces meats and cheeses exclusively to Deja Foods for a 12-month period beginning April 4, 2005.

2.
WLF anticipates an annual volume of approximately 4 million pounds of product, but does not make any guarantee to a particular volume.

3.
WLF will package the products 40# vacuum sealed and will be transferred into Deja Foods account frozen.

4.
WLF will label all products with Deja Foods label and will make sure that all products are Julian code dated.

5.
The agreed upon price of the #2 sliced will be $0.62 per pound and the end & pieces will be $.35 per pound F.O.B. Millard C/S, Iowa City, IA and/or Millard C/S, Mt. Pleasant, IA.

6.
Payment will be due within 10 days of the invoice date.

7.
Deja Foods agrees to have the products transfer into their account within 72 hours of receipt of an organized inventory list from WLF.

8.
Deja Foods will be responsible for selecting carriers to transport the product and be responsible for all costs or losses relating to transportation of the products from Millard C/S.

9.
WLF will bear the risk of loss or damage to the product to the point of transferring into Deja Foods account at Millard C/S and Deja Foods will bear the risk of loss or damage thereafter.

10.
In the event of any proceeding claim or action being filed or instituted between Deja Foods and WLF in regards to this agreement, the prevailing party will be entitled to receive from the other party all costs, damages, expenses, including reasonable attorney fees, incurred by the prevailing party in connection with that action or proceeding, whether or not the controversy is reduced to judgement or award.

11.
This agreement embodies the entire understanding between Deja Foods and WLF and supersedes all prior understandings between the parties. Any modification of the terms set forth in this agreement will be binding only if set forth in a subsequent written document signed by each party.

AGREED:		AGREED:
West Liberty Foods		Deja Foods

By:	/s/ ED GARRETT Ed Garrett President/CEO	By:	/s/ DAVID FOX David Fox President
Date:		Date:

QuickLinks

MUTUAL CONTRACT REGARDING SALE OF GOODS